Exhibit 99.1

Media Contact:	Financial Contact:
Alan B. Lewis	Gerard F. Agoglia
Acclaim Entertainment, Inc.	Acclaim Entertainment, Inc.
(516) 656-5000	(516) 656-5000
alewis@acclaim.com	gagoglia@acclaim.com

FOR IMMEDIATE RELEASE

ACCLAIM ENTERTAINMENT, INC. ANNOUNCES RESULTS

OF ANNUAL MEETING OF STOCKHOLDERS

GLEN COVE, NY, January 20, 2004—Acclaim Entertainment, Inc. (NASDAQ.SC: AKLM), a global video entertainment software developer and publisher, announced the results of its 2003 Annual Meeting of stockholders, held today in Hauppauge, New York. The Company’s stockholders approved all of the matters set forth in the Company’s proxy statement.

The stockholders:

*	Elected Gregory E. Fischbach, James R. Scoroposki, Kenneth L. Coleman, Bernard J. Fischbach, Robert H. Groman, James Scibelli and Michael Tannen to the Board of Directors for terms ending upon the 2004 annual stockholders meeting.

*	Approved the issuance of up to 32,000,000 shares of the Company’s common stock at a discount to the market price in accordance with the amended terms of the Company’s September/October 2003 offering of Convertible Subordinated Notes. The conversion price of the Notes and the exercise price for the Warrants will be adjusted from $0.8945 per share to $0.57 per share.

*	Approved, for a three-month period commencing on the date of this meeting, the potential issuance of up to 50,000,000 shares of the Company’s common stock at a discount to the market price in capital raising transactions.

*	Approved an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 200,000,000 shares to 300,000,000 shares.

*	Approved an amendment to the Company’s 1998 Stock Incentive Plan, increasing the shares of Common Stock which are subject to the plan by 10,000,000 shares.

*	Approved the issuance of 1,500,000 shares of the Company’s Common stock to Rodney Cousens in connection with his appointment to the position of Chief Executive Officer of the Company.

*	Ratified the appointment of KPMG LLP to serve as the independent auditors of the Company for its fiscal year ending March 31, 2004.

-more-

STOCKHOLDERS/2

About Acclaim Entertainment

Based in Glen Cove, N.Y., Acclaim Entertainment, Inc., is a worldwide developer, publisher and mass marketer of software for use with interactive entertainment game consoles including those manufactured by Nintendo, Sony Computer Entertainment and Microsoft Corporation as well as personal computer hardware systems. Acclaim owns and operates five studios located in the United States and the United Kingdom, and publishes and distributes its software through its subsidiaries in North America, the United Kingdom, Australia, Germany, France and Spain. The Company uses regional distributors worldwide. Acclaim also distributes entertainment software for other publishers worldwide, publishes software gaming strategy guides and issues “special edition” comic magazines periodically. Acclaim’s corporate headquarters are in Glen Cove, New York and Acclaim’s common stock is publicly traded on NASDAQ.SC under the symbol AKLM. For more information please visit our website at www.acclaim.com.

The statements contained in this release which are not historical facts are “forward-looking statements.” Acclaim cautions readers of this press release that a number of important factors could cause Acclaim’s actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, including, without limitation, the financial strength of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other factors that could affect Acclaim, are described in Acclaim’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and Acclaim’s subsequent Quarterly Reports on Form 10-Q, all of which were filed with the United States Securities and Exchange Commission. Readers of this press release are referred to such filings.

# # #